                                                                  Exhibit 10.26

                               SUBLEASE AGREEMENT



THIS SUBLEASE (the "Sublease") is made and entered into as of the 15 day of , June 2000, by and between ebix.com, Inc., a Delaware
Corporation, formerly known as Delphi Information Systems, Inc. (the "Sublessor") with offices at 1900 E. Golf Road, Suite 1200, Schaumberg, IL, and Envoy Networks, Inc., a Delaware Corporation ("the Sublessee") with offices at 900 Middlesex Turnpike, Building 8, Billerica, MA 01821.

WITNESSETH

Whereas, Sublessor, as Tenant, has entered into a lease (the "Prime Lease") dated March 8, 1996, with Middlesex Technology Center Associates VIII Limited Partnership, as Landlord, (the "Prime Landlord") for 10,088 rentable square feet in Building 8, 900 Middlesex Turnpike, Second Floor, Billerica, Massachusetts (the "Premises") for a term ending June 30, 2001. A copy of the lease is attached as Exhibit "A".

Whereas, Sublessor desires to sublease all (100%) of the 10,088 square feet of the Premises to Sublessee (the "Subleased Premises"), and Sublessee desires to enter into this Sublease upon and subject to the terms and conditions set forth in this Sublease Agreement.

Whereas, Sublessor represents that it is not in default in preforming any of its obligations under the Prime Lease, including the payment of rent to date.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. All terms not expressly defined in this Sublease Agreement shall have the meanings given to them in the Prime Lease.

2. PRIME LANDLORD. Sublessee agrees to look solely to the Prime Landlord, and not to the Sublessor, for the performance of all services and obligations of the Prime Landlord under the Prime Lease with respect to the Subleased Premises. At Sublessee's expense and request, Sublessor will take all reasonable actions necessary to enable Sublessee to enforce Sublessor's rights as Tenant under the Prime Lease with respect to the Subleased Premises.

     This Sublease shall not be deemed, nor is it intended, to grant the Sublessee any rights against the Prime Landlord. The Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease shall be solely against the Sublessor.

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3.   SUBLEASE. Sublessor, for and in consideration of the Sublessee's payment of rent and performance of covenants contained in this Sublease, does hereby demise and lease the Subleased Premises to Sublessee.

4. TERM. The term of the Sublease (the "Term") shall be for a period commencing from the Sublease Commencement Date as defined hereinafter in this paragraph (the Sublease Commencement Date) and ending on June 30, 2001. A Commencement Date Letter Agreement shall be signed by both the Sublessor and Sublessee to represent the first effective day the Term of the Sublease begins. The Sublease Commencement Date is defined as the date on which the Sublessee is given occupancy of the Subleased Premises. Should the Sublessor be unable to give occupancy on or before July 1, 2000, other than due to the lack of consent on the part of the Prime Landlord, then this Sublease shall be null and void and no obligations will remain on the part of either party, provided however, that the effect of this provision can be altered by the execution of the Commencement Date Letter Agreement. Should occupancy be delayed due only to the lack of consent of the Prime Landlord, then the July 1, 2000 date shall be extended to July 15, 2000. All parties agree to use their best efforts so that occupancy can be given by June 15, 2000.

5. RENT. The monthly rent during the Term hereunder shall accrue at a gross rate of Eleven dollars ($11.00) per square feet, represented as an annual rate. It is agreed that the rentable square feet for this Sublease is Ten Thousand Eighty Eight (10,088) square feet.

     The monthly rent shall be payable in advance on the first day of each calendar month during the Term in the amount of Nine Thousand Two Hundred Forty Seven dollars and Thirty-Three cents ($9,247.33). Also included in the monthly rent are charges for electricity, Operating Cost and Operating Cost Escalation. Sublessee shall be responsible to pay utility charges (other than that included in Operating Cost), if any, except, as previously noted, electricity. Should the Term not begin on the First (1st) of the month, the rent due shall be pro rated on a daily basis based upon the number of days in that month. Should the Sublessee not vacate on or before the end of the Term of this Sublease, the Sublessee shall pay, or shall be obligated to pay as damages, the full amount required by the Holdover paragraph of the Prime Lease, plus all reasonable costs, including attorney's fees, expended to compel compliance with the requirements of the Prime Lease.

     All rent shall be payable at the office of the Sublessor, at the following address:

                  ebix.com, Inc.
                  1900 East Golf Road, Suite 1200
                  Schaumburg, IL 60173
                  Attn: Richard J. Baum


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     or at any other address as directed by notice from Sublessor to Sublessee.


6. PRIME LEASE. A true and correct copy of the Prime Lease is attached hereto as Exhibit "A". Where not expressly inconsistent with the terms hereof, and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises, and all of the terms and conditions of the Prime Lease, except as otherwise stated herein, are hereby incorporated into this Sublease and shall be binding upon Sublessee with respect to the Subleased Premises to the same extent as if Sublessee were named as Tenant and Sublessor as Landlord under the Prime Lease.

     For purposes of this Sublease, references in the Prime Lease to the "term" shall mean the Term of this Sublease, and references to the "Premises" in the Prime Lease shall mean the Subleased Premises.

     Each party agrees that it shall not do or omit to do anything which would result in a default under the Prime Lease, and each party agrees to defend, indemnify, and hold the other harmless from and against all claims, demands, or liabilities resulting from such party's breach, violation, or nonperformance of any of its obligations under the Prime Lease, as incorporated herein.

7. SECURITY DEPOSIT. Sublessee agrees to deposit with Sublessor, an amount equal to Nine Thousand Two Hundred Forty Seven dollars and Thirty-Three cents ($9,247.33), an amount equal to one month's rent, prior to the Sublessor giving the Sublessee occupancy, as security for Sublessee's faithful performance of Sublessee's obligations hereunder. Upon the satisfactory performance of the covenants contained herein, and within fifteen (15) days after the expiration of the Term of this Sublease, the Sublessor shall return this Security Deposit, along with interest accrued at a commercially reasonable rate, not to exceed six percent (6%) per annum.

     If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within 10 days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within fifteen (15) days after the term has expired, or Sublessee has vacated the Subleased Premises, whichever shall occur last, and subject to any final adjustment, if any, pursuant to the terms of the Prime Lease, and



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


     provided that Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee, or to the last assignee of Sublessee's interest hereunder, if any.

8. ALTERATIONS. Sublessee shall not make any alterations (structural or otherwise), improvements, or installations in or to the Subleased Premises without the prior written consent of the Sublessor which shall not be unreasonably withheld or delayed. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and shall be subject to the approval of the Prime Landlord as provided for in the Prime Lease. Any alterations, improvements, or installations consented to by the Sublessor shall be made at the sole cost and expense of Sublessee.

     Any initial alterations will be at the sole expense of the Sublessee, and shall be subject to the consent of the Sublessor and the Prime Landlord.

9. REPAIRS AND ORDINARY MAINTENANCE. Any repair and maintenance obligations with respect to the Subleased Premises, which pertains to Sublessee's particular manner of use and occupancy, as Tenant under the Prime Lease, shall be performed by Sublessee, at Sublessee's sole cost and expense. Sublessee agrees that it will notify Sublessor promptly of the need for any repair to the Subleased Premises, even if Sublessor is not responsible for any such repair. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that the Prime Landlord is obligated to repair under the terms of the Prime Lease, Sublessee shall so advise Sublessor, who, in turn, shall promptly advise Prime landlord thereof. Sublessor shall have no liability to Sublessee for Prime Landlord's failure to make such repair.

10. UTILITIES AND SERVICES. Sublessee shall be entitled to all those services and utilities which the Prime Landlord is required to provide under the terms of the Prime Lease. Sublessee shall look solely to the Prime Landlord for the provision of such services and utilities, and Sublessor shall not be responsible for the Prime Landlord's failure to provide the same, nor shall such failure constitute an abrogation of any other terms and conditions of the Sublease.

     Sublessor hereby authorizes Prime Landlord to furnish to the Subleased Premises services that the Sublessor is entitled under the Prime Lease.

     The Sublessee shall also be entitled to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by the landlord of which Sublessee is given notice: (a) the common facilities included in the Building or on the Lot, including the parking facility to the extent from time to time designated by Prime Landlord; and (b) the building service fixtures and equipment serving the Premises.


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


11. ASSIGNMENT AND SUBLEASING. Sublessee shall not have the right to assign this Sublease or sublet the Subleased Premises, in whole or in part, without the prior written consent of the Sublessor and Prime Landlord in their sole discretion.

12. INSURANCE. Sublessee shall carry insurance for Bodily Injury and Property Damage in the amounts of $1,000,000 for each occurrence, and $2,000.000 aggregate, pursuant to the Prime Lease. Sublessee shall name both Sublessor and Prime Landlord as additional insureds on any required insurance policies.

13. WAIVER OF TRIAL BY JURY. The parties hereto hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other in connection with any dispute under this Sublease.

14. COMPLIANCE WITH LAWS. Sublessee shall promptly comply with all statutes, ordinances, rules, orders, regulations, and requirements of the Federal, State, and Municipal Governments, and of any and all of their Departments and Bureaus applicable to the use and occupancy of the Subleased Premises by Sublessee.

15. A. LIMITATIONS ON SUBLESSOR'S LIABILITY. Sublessee acknowledges that Sublessor has made no representations or warranties with respect to the building or the Subleased Premises except as provided in this Sublease, and Sublessee accepts the Subleased Premises in "AS IS" condition.

     If Sublessor assigns its leasehold estate in the building, Sublessor shall have no obligation to Sublessee that arises after that assignment. Sublessee shall then recognize Sublessor's assignee as Sublessor of this Sublease.

     Sublessor shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease, and insofar as any of the obligations of the Sublessor hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Sublessee shall rely on and look solely to the Prime Landlord for the performance thereof.

     Sublessor shall defend, indemnify, and hold Sublessee harmless from claims by Prime Landlord arising from Sublessee's assumption of Sublessor's obligations as Tenant under the Prime Lease, to the extent that Sublessor has expressly retained with regard to Sublessee, those rights and obligations of Tenant under the Prime Lease. For any such claim, Sublessor shall defend or pay all reasonable costs, attorney's fees, expenses, and liabilities.

     If Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Subleased Premises, Sublessee shall have the right at Sublessee's expense and upon prior notice to

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

     Sublessor, and in the name of the Sublessor to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord's obligations thereunder. Sublessee shall defend, indemnify and hold Sublessor harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from, or is alleged in a suit by the Prime Landlord to arise out of or result from Sublessee's exercise of its rights under this Paragraph.

     B. LIMITATIONS ON SUBLESSEE'S LIABILITY. The Sublessee shall not be liable to the Prime Landlord or to the Sublessor for any liability arising under the Prime Lease outside of the Term of the Sublease. The Sublessee shall also not be liable for the expense of making any alterations in the Subleased Premises at the end of the Sublease unless required by the Sublessor or by the Prime Landlord as a condition to the Alteration Paragraph of this Sublease, provided however, that should the Sublessee purchase, lease, or otherwise control any equipment, or other personal property, the removal of which is either required under the Prime Lease or could reasonably be construed as being required under the Prime Lease, including but not limited to a telephone system, then said equipment or property must be removed at the sole expense of Sublessee prior to the termination of this Sublease.

16. SUBORDINATION. This Sublease shall be subject to and subordinate to the Prime Lease, and ground lease and to any mortgage or deed of trust thereon or on the fee simple interest in the building or the land on which the building is located.

17. CASUALTY AND CONDEMNATION. If the Prime Lease is terminated with respect to the Subleased Premises pursuant to the provisions of the Prime Lease, this Sublease shall automatically terminate at the same time and the Sublessee shall have no claim against the Sublessor or the Prime Landlord for the loss of its subleasehold interest or any of Sublessee's property.

     If Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation, the provisions of the Prime Lease with respect to casualty or condemnation shall apply to this Sublease and the Subleased Premises.

18. CONSENT OR APPROVAL FROM PRIME LANDLORD. If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Sublessee shall be required first to obtain the consent of the Sublessor with respect thereto, and if Sublessor grants such consent or approval, Sublessor or Sublessee may forward a request for consent or approval to the Prime Landlord, but Sublessor shall not be responsible for obtaining such consent or approval. Sublessor shall have no liability to Sublesssee for the failure of Prime Landlord to give its consent.

     The consent or approval of the Prime Landlord shall not release the Sublessor from any

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     duty, obligation, or liability to the Prime Landlord under the Prime Lease.

19. NOTICES. All notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postage paid envelope or by nationally recognized overnight delivery service, as follows:


     TO SUBLESSOR:                               TO SUBLESSEE:
     ------------                                ------------
     ebix.com, Inc.                              Envoy Networks, Inc.
     1900 East Golf Road, Suite 1200             900 Middlesex Turnpike
     Schaumburg, IL 60173                        Building 8
     Attn: Richard J. Baum                       Billerica, MA 01821
                                                 Attn: Triveni Upadhyay


     It is understood and agreed that unless specifically modified by this Sublease, Sublessor shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease plus five (5) days and shall be entitled to give Sublessee the amount of notice required to be given Tenant under the Prime Lease. In no case, however, will the five (5) additional days be used to prejudice the Sublessee's rights under the Prime Lease.

     Either party by notice to the other may change or add persons and places where notices are to be sent or delivered.

20. BROKER'S AND COMMISSION. Sublessor and Sublessee each warrant that they have not dealt with any real estate broker or other commissioned salesperson in connection with this transaction and that no commissions are due.

21. SUBLESSOR'S AND SUBLESSEE'S POWER TO EXECUTE. Sublessor, subject to Prime Landlord's consent, and Sublessee covenant, warrant, and represent that they have full power and proper authority to execute this Sublease.

22. CONSENT TO SUBLEASE BY PRIME LANDLORD. This Sublease shall not become operative until and unless the Prime Landlord has given to Sublessor its consent hereto. Sublessor shall not be responsible for Prime Landlord's failure to consent to this Sublease. Should Prime Landlord not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

23. QUIET ENJOYMENT. Provided Sublessee is not in material breach or default of the Sublease, Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises against


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     Sublessor and all persons claiming by, through or under Sublessor, for the
     Term hereof, subject to the provisions and conditions of this Sublease.

24. GOVERNING LAW. This Sublease shall be governed and construed in accordance with the law of the State of Massachusetts, without regard to the principles of Choice of Law.

25. ENTIRE AGREEMENT. This Sublease, which includes each of the Exhibits attached hereto, contains the entire Agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which: (a) shall expressly refer to this Sublease, and (b) shall be executed by the party against whom enforcement of the change, modification, termination, discharge or waiver shall be sought.

26. BENEFIT. This Sublease shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, provided however, that this paragraph does not expand or alter the intent of the provisions regarding Assignment and Subletting contained herein.

27. ATTORNEY'S FEES. All attorney's fees and costs incurred by the Sublessor in connection with the drafting of this Sublease Agreement, including those costs incurred in obtaining the consent of the Prime Landlord to this Sublease, shall be borne by the Sublessor.

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.


SUBLESSOR:                                     SUBLESSEE:
ebix.com, Inc.                                 Envoy Networks, Inc.
F/K/A Delphi Information Systems, Inc.



By: /s/ R. J. Baum                             By: /s/ Triveni Upadhyay
    ---------------------------------              ----------------------------
Name: R. J. Baum                               Name: Triveni Upadhyay
      -------------------------------                --------------------------
Title: CFO             Date: 6/15/00           Title: President  Date: 6/15/00
       ------------         ---------                -----------      ---------




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                            CONSENT BY PRIME LANDLORD

     Prime Landlord's signature shall serve as acceptance, consent and approval of this Sublease.

PRIME LANDLORD:

Middlesex Technology Center Associates VIII
Limited Partnership


By: /s/ John A. Cataldo
    ---------------------------------
Name: John A. Cataldo
      -------------------------------
Title: Executive Vice President  Date: 6/19/00
       ------------------------        -------



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